UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2022

Reneo Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40315	47-2309515
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18575 Jamboree Road, Suite 275-S Irvine, California		92612
(Address of principal executive offices)		(Zip Code)

(858) 283-0280

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	RPHM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders.

On June 1, 2022, Reneo Pharmaceuticals, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). As of April 4, 2022, the record date for the Annual Meeting, 24,458,550 shares of common stock were outstanding and entitled to vote at the Annual Meeting. A summary of the matters voted upon by stockholders at the Annual Meeting is set forth below.

Proposal 1. Election of Directors

The Company’s stockholders elected the two persons listed below as Class I directors, each to serve until the Company’s 2025 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The final voting results, which exclude any fractional share amounts, are as follows:

	For	Abstain	Broker Non-Votes
Eric M. Dube, Ph.D.	18,100,489	795,195	2,790,889
Paul W. Hoelscher	18,877,021	18,663	2,790,889

Proposal 2. Ratification of the Selection of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the selection by the Audit Committee of the Company’s Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The final voting results are as follows:

For	Against	Abstain	Broker Non-Votes
21,675,242	11,300	31	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reneo Pharmaceuticals, Inc.

Date: June 2, 2022	By:	/s/ Gregory J. Flesher
Gregory J. Flesher
President and Chief Executive Officer